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Exhibit No. 10.13 to
Form 10-SB Registration Statement


                             GOLDEN QUEEN MINING CO. LTD.
                                1996 STOCK OPTION PLAN


1.  NAME AND PURPOSE OF PLAN

    1.1 The stock option plan constituted hereby shall be known as the 1996 Stock Option Plan.

    1.2 The purpose of the Plan is to assist the Company in attracting, retaining and motivating directors, officers and employees of the Company and its Subsidiaries by providing such persons with the opportunity to acquire common shares of the Company.

2.  INTERPRETATION

    2.1  In this plan, unless the context otherwise requires:

         2.1.1     BOARD OF DIRECTORS means the Board of Directors of the
Company;

         2.1.2 COMMITTEE means any committee of the Board of Directors to which the authority to administer the Plan may be delegated by the Board of Directors as contemplated in subsection 4.2;

         2.1.3 COMPANY means Golden Queen Mining Co. Ltd. and any successor or continuing company resulting from the amalgamation of the Company and any other company or resulting from any other form of corporate reorganization of the Company;

         2.1.4 DIRECTOR means an individual who is a director of the Company or any of its Subsidiaries;

         2.1.5 EMPLOYEE means an individual who is a bona fide full-time salaried employee of the Company or any of its Subsidiaries;

         2.1.6 MARKET PRICE means, as at any day, the closing market price of the shares (which shall be deemed to be the average of the closing bid and asked prices of the Shares on any day on which the Shares have not been traded) on The Toronto Stock Exchange on such day (or the most recent trading day preceding such day, if such day is not a trading day);

         2.1.7 OFFICER means an individual who has been designated as an officer of the Company or any of its Subsidiaries;

         2.1.8 OPTION means any option granted pursuant to the Plan and evidenced by an agreement in substantially the form attached as the Schedule hereto or such other form as may be approved by the Board of Directors from time to time;

         2.1.9 OPTIONEE means a Director, Officer or Employee who has been granted an Option;

         2.1.10 OPTION PRICE means the price at which Optioned Shares may be subscribed for pursuant to an Option as determined pursuant to section 6 (Option Price);

         2.1.11 PLAN means the 1996 Stock Option Plan as embodied herein and as from time to time amended in accordance with the provisions hereof, along with any guidelines, rules and regulations in effect from time to time hereunder;



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         2.1.12    SHARES means common shares without par value in the capital of the Company, as constituted at the effective date hereof; and

         2.1.13 SUBSIDIARY means any corporation or company of which outstanding securities to which are attached more than 50% of the votes that may be cast to elect directors thereof are held (provided that such votes are sufficient to elect a majority of such director), other than by way of security only, by or for the benefit of the Company and/or by or for the benefit of any other corporation or company in like relation to the Company, and include any corporation or company in like relation to a Subsidiary.

    2.2 The terms of this Plan apply to all Options granted after November 27, 1996

    2.3 The masculine gender shall include the feminine gender and the singular shall include the plural and vice versa.

    2.4 A reference to a section in this Plan includes all subsections in that section.

3.  SHARES SUBJECT TO THE PLAN

    Subject to adjustment in accordance with the provisions of section 14 (Changes in Capitalization or Number of Outstanding Shares), the maximum number of Shares which may be reserved for issuance under the Plan is 3,200,000. The maximum number of Shares which may be reserved for issuance to any one person under the Plan shall be 5% of the outstanding Shares (on a non-diluted basis) less the aggregate number of Shares reserved for issuance to such person under any other outstanding options.

4.  GRANT OF OPTIONS AND ADMINISTRATION OF THE PLAN

    4.1 Persons eligible to receive grants of Options under the Plan shall be limited to Directors, Officers and Employees.

    4.2 This Plan will be administered by the Board of Directors or the Compensation Committee or any other committee of the Board of Directors to which the authority to administer the Plan may be delegated by the Board of Directors from time to time, provided that such committee consists of not less than three directors, a majority of whom are not Employees. All references to the term "Board of Directors," other than in this subsection 4.2 and subsection 4.3.5, will be deemed to be references to the Board of Directors or such committee, as the case may be.

    4.3 Subject only to the express provisions of the Plan, the Board of Directors shall have, and hereby is specifically granted, the sole authority:

         4.3.1 to grant Options to Directors, Officers and Employees and to determine the terms of, and the limitations, restrictions and conditions upon, such grants;

         4.3.2 to authorize any officer or officers to execute and deliver any agreement, or other document or notice, in respect of Options and to do any other act as contemplated by the terms of the Plan for and on behalf of the Company;

         4.3.3 to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it may from time to time deem advisable;

         4.3.4 to make all other determinations and perform all such other actions as the Board of Directors deems necessary or advisable to implement and administer the Plan; and

         4.3.5 to delegate to the Committee, on such terms as the Board of Directors in its discretion determines, all or any part of the authority of the Board of Directors hereunder to implement and administer the Plan.

    4.4  The determinations of the Board of Directors under the Plan
(including, without limitation, determinations of the Directors, Officers and Employees who are to receive grants of Options and the amount and timing of such grants) need not be uniform and may be made by it selectively among Directors, Officers and Employees who receive, or are

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eligible to receive, grants of Options under the Plan, whether or not such
Directors, Officers and Employees are similarly situated as to office, length of service, salary or any other factor. The Board of Directors may, in its discretion, authorize the granting of additional Options to an Optionee before an existing Option has terminated.

    4.5 All guidelines, rules, regulations, decisions and interpretations of the Board of Directors respecting the Plan or Options shall be binding and conclusive on the Company and its Directors, Officers and Employees and on all Optionees and their respective legal personnel, representatives, heirs and legatees.

5.  TERM OF OPTIONS

    5.1 Each Option shall be for the term determined by the Board of Directors, but in no case shall an Option be granted by the Board of Directors for a term of longer than five years from the date of the granting of the Option. Unless otherwise determined by the Board of Directors with respect to the grant of any particular Options under this Plan, all Options shall expire 39 months after their issuance.

6.  OPTION PRICE

    The Option Price in respect of any Option shall be determined from time to time by the Board of Directors but shall not be less than the Market Price on the date on which such Option is granted.

7.  EXERCISE OF OPTIONS

    7.1 Subject to the provisions of subsection 7.5 and sections 10 (No Fractional Shares), 11 (Death or Retirement of Optionee), 12 (Termination of Options), 14 (Changes in Capitalization or Number of Outstanding Shares) and 16 (General Requirements), each Option shall be exercisable as follows:

         7.1.1 in the case of Options granted to Directors, the Optionee may exercise his rights as to all of the Optioned Shares or any part thereof at any time after the date of grant of the Option; and

         7.1.2     in the case of Options granted to Officers and Employees:

              7.1.2.1 within the first year after the date of grant of the Option, the Optionee may exercise his rights as to one-third of the Optioned Shares or any part thereof; and

              7.1.2.2 during the year commencing on the anniversary of the date of grant of the Option, the Optionee may exercise his rights as to a further one-third of the Optioned Shares or any part thereof, and may also exercise his rights to all or any part of that number of Shares which he could have but did not purchase upon exercise of his Option in the preceding year, and, from and after the second anniversary of the date of grant of the Option, the Optionee may exercise his rights as to all of the Optioned Shares.

    7.2 An Option may be exercised by the Optionee or his personal representatives, heirs or legatees at the applicable times and in the applicable amounts by giving to the Company at its principal executive office written notice of such exercise specifying the number of Shares to be subscribed for. Such notice must be accompanied by full payment (by cash or a certified check payable to the Company) of the Option Price for the Shares to be subscribed for. Upon any such exercise of an Option, the Company shall forthwith cause the transfer agent and the registrar of the Company for the time being to deliver to the Optionee or his personal representatives, heirs or legatees (or as the Optionee or his personal representatives, heirs or legatees may otherwise direct in the written notice of exercise) a certificate or certificates in the name of the Optionee or his personal representatives, heirs or legatees (or as otherwise directed in the written notice of exercise) representing in the aggregate such number of Shares as the Optionee or his personal representatives, heirs or legatees shall have then paid for and bearing such legends, if any, as may be required by applicable law or stock exchange requirements.

    7.3 All Shares subscribed for under an Option shall be paid for in full at the time of subscription.


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    7.4  Except as provided in sections 9 (Non-transferability of Options), 11
(Death or Retirement of Optionee and 12 (Termination of Options), no Option may be exercised in whole or in part at any time unless at the time of such exercise the Optionee is a Director, Officer or Employee.

    7.5 Notwithstanding any other provision of the Plan, the Board of Directors may at any time, by notice in writing to all Optionees under the Plan, in connection with (i) any proposed sale or conveyance of all or substantially all of the property and assets of the Company (ii) any proposed consolidation, amalgamation or other form of corporate reorganization of the Company, or (iii) any proposed offer by any person to acquire or redeem all of the outstanding voting or equity securities of any class of the Company (in each case, a "Proposed Transaction"), require each Optionee to elect, within such period as the Board of Directors shall prescribe, either to:

         7.5.1 subscribe and pay for a part or all of the Optioned Shares then remaining unsubscribed for under this Option (whether or not such Option would otherwise then be exercisable), or to accept termination of his Option in the event of his failing within such period to either subscribe and pay for all such remaining Optioned Shares or elect to accept payment under subsection 7.5.2 or subsection 7.5.3, as the case may be;

         7.5.2 subject to subsection 7.6, accept payment in cash in respect of a part or all of the Optioned Shares then remaining unsubscribed for under his Option (whether or not such Option would otherwise then be exercisable) of an amount equal to the result obtained by multiplying the excess if any, of the greater of (i) the Market Price on the day notice is given under this subsection
7.5 or (ii) the Market Price on the date of completion of the Proposed Transaction, over the Option Price, by the number of Optioned Shares then remaining unsubscribed for under such Option (whether or not such Option would otherwise then be exercisable) in respect of and in consideration for the termination of all of his rights in respect of such Optioned Shares; or

         7.5.3 subject to subsection 7.6, if the Option Price for a part or all of the Optioned Shares exceeds the Market Price on both the day notice is given under this subsection 7.5 and on the date of completion of the Proposed Transaction, accept payment of a total of $1 in respect of an d in consideration for the termination of all of his rights in respect of such Optioned Shares;

provided that if a Proposed Transaction in respect of which a notice has been given under this subsection 7.5 has not been completed (in the case of an offer, by the offeror taking up and paying for the securities tendered) within six months after the date of such notice, any rights in respect of Optioned Shares under such Options which have not been exercised as contemplated in subsection
7.5.1 and in respect of which payment has not been made as contemplated in subsections 7.5.2 or 7.5.3 shall continue in effect, exercisable in accordance with the terms thereof as at the time immediately preceding the giving of such notice.

         For the purposes of this subsection 7.5, the term "date of completion" means the date on which the sale, conveyance, corporate reorganization, acquisition or redemption contemplated by the subsection takes effect with respect to the Shares. In the event that the Market Price is not for any reason available at the date of completion, the Board of Directors shall, in good faith and in such manner as it considers appropriate, determine the current market value of the Shares at that date, which shall be deemed to be the Market Price for the purpose of part (ii) of subsection 7.5.2 and subsection 7.5.3. If a Proposed Transaction is completed, the Market Price for the purpose of part (ii) of subsection 7.5.2 and subsection 7.5.3 shall be the same as the value of the consideration paid for Shares under the Proposed Transaction.

    7.6 The Board of Directors may require that an Optionee who has elected to accept payment in cash in accordance with subsection 7.5.2 or subsection 7.5.3 in respect of an in consideration for the termination of the Optionee's rights in respect of the Optioned Shares remaining unsubscribed for under his Option (whether or not such Option would otherwise then be exercisable) shall accept such payment on a date prior to the date of completion of the Proposed Transaction and based on the Market Price on the date notice is given under subsection 7.5, provided that the Company shall forthwith after completion of the Proposed Transaction pay to each such Optionee an amount equal to the result obtained by multiplying the excess, if any, between (i) the Market Price at the date of completion of the Proposed Transaction over (ii) the Market Price of the Shares on the day notice is given under subsection 7.5, by the number of Optioned Shares in respect of which that Optionee previously received payment under subsection 7.5.2 or subsection 7.5.3.


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    7.7  The provisions of subsection 7.5 requiring Optionees to make an election to exercise an Option or to accept payment in consideration for the termination of an Option shall only be invoked with respect to Optionees generally and not with respect to one Optionee and not other Optionees.

8.  RELATED RIGHTS AND OTHER BENEFIT PLANS

    8.1 No Optionee shall have any of the right of a shareholder of the Company with respect to any Optioned Shares until such Optioned Shares have been issued to him upon exercise of the Option and full payment therefor has been made by him to the Company.

    8.2 Participation in the Plan shall not affect a Director's Officer's or Employee's eligibility to participate in any other benefit or incentive plan of the Company or any of its Subsidiaries.

    8.3 Any Option granted pursuant to this Plan shall not oblige the Company to make any benefit available to a Director, Officer or Employee under any other plan of the Company unless otherwise specifically provided therein.

    8.4 Nothing contained in this Plan will prevent the Company or any of its Subsidiaries from adopting other or additional compensation arrangements for the benefit of any Director, Officer or Employee, subject to any required shareholder and regulatory approval.

9.  NON-TRANSFERABILITY OF OPTIONS

    No Option shall be assignable or transferable by the Optionee and any purported assignment or transfer of an Option shall be void and shall render the Option void; provided, however, that in the event of the death of an Optionee, the Optionee's legal personal representative or representatives may exercise the Option in accordance with the provisions of section 11 (Death or Retirement of Optionee).

10. NO FRACTIONAL SHARES

    Under no circumstances shall the Company be obliged to issue any fractional Shares upon the exercise of an Option. To the extent that an Optionee would otherwise have been entitled to receive on the exercise or partial exercise of an Option a fraction of a Share in any year, that fraction of a Share shall be added to and become available to the Optionee upon exercise of the Option in the next succeeding year following the anniversary of the date of grant of the Option. To the extent that an Optionee would otherwise have been entitled to receive on an exercise or partial exercise of an Option a fraction of a Share of any other kind of share or obligation as a result of a change in capitalization or number of outstanding Shares as described in section 14 (Change in Capitalization or Number of Outstanding Shares), the Company shall pay to the Optionee the current market value of such fraction computed in a manner which the Board of Directors considers appropriate.

11. DEATH OR RETIREMENT OF OPTIONEE

    11.1 In the event of the death of an Optionee at any time during the term of an Option held by him, the Option may be exercised within one year after the date of death of the Optionee by the Optionee's legal personal representative or representatives up to such maximum number of Optioned Shares which the Optionee was entitled to exercise at the date of his death, but in no event shall the Option be exercisable beyond the expiration date set forth in the Option at the time of its grant.

    11.2 In the event of the termination of employment of an Optionee who is an Employee at any time during the term of an Option by reason of retirement at or after the age of 60 or after 20 years of employment by the Company or any of its subsidiaries, the rights to purchase Shares under the Option which have accrued to the Optionee and remain unexercised at, or which accrue subsequent to, the date of his retirement shall remain exercisable by the Optionee (or by the Optionee's legal personal representative or representatives if the Optionee dies before the last date of exercise of the Option) beyond that date in accordance with the terms of the Option s if the Optionee had not retired.


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12. TERMINATION OF OPTIONS

    12.1 In the event that an Optionee ceases to be a Director, Officer or Employee for any reason other than as specified in section 11 (Death or Retirement of Optionee) or subsection 12.2, the rights to purchase Shares under the Option which have accrued to the Optionee and remain unexercised at the date on which he ceases to be a Director, Officer or Employee shall be exercisable by the Optionee within a period of 60 days from the date thereof as to all or any part of such Shares, but in no event later than the expiration date set forth in the Option at the time of its grant, and thereafter all such right shall terminate.

    12.2 In the event that an Optionee ceases to be a Director, Officer or Employee for "cause" (as hereinafter defined), the rights to purchase Shares under the Option which have accrued to the Optionee and remain unexercised when he ceases to be a Director, Officer or Employee shall terminate immediately at such time. For the purpose of this subsection 12.2, a person ceases to be a Director, Officer or Employee for "cause" if, in the case of a Director or Officer, he is removed or, in the case of an Employee, his employment is terminated, by reason of (i) any act or omission which constitutes a breach by him of his duties or obligations to the Company or a Subsidiary; (ii) the commission by him of a dishonest act or fraud against the Company or a Subsidiary; or (iii) another act or omission on his part which is materially injurious to the financial condition or business reputation of the Company or a Subsidiary.

    12.3 Nothing contained in the Plan or any Option shall confer on any Optionee who is an Employee any right to, or guarantee of, employment by the Company or any Subsidiary or in any way limit the right of the Company or Subsidiary to terminate the employment of the Optionee who is an Employee at any time.

13. SHARES RELEASED FROM OPTIONS

    Any Optioned Shares in respect of which Options have terminated pursuant to the provisions of section 11 (Death or Retirement of Optionee) or 12 (Termination of Options) or expired without having been exercised may be made the subject of a further Option or Options.

14. CHANGE IN CAPITALIZATION OR NUMBER OF OUTSTANDING SHARES

    14.1 If, and whenever, prior to the issuance by the Company of all the Optioned Shares under an Option, the Shares are from time to time consolidated into a lesser number of Shares or subdivided into a greater number of Shares, the number of Optioned Shares remaining unissued under the Option shall be decreased or increased proportionately, as the case may be, and the subscription price to be paid by the Optionee for each such Share shall be adjusted accordingly.

    14.2 Subject to subsection 7.5, if the Company enters into, and is continued or survives as a result of, any amalgamation or merger with one or more other companies or corporations, whether by way of arrangement, the sale of its assets and undertaking or otherwise, then and in each such case each Option shall extend to and cover the number, class and kind of shares or other obligations to which the Optionee would have been entitled had the Option been fully exercised immediately prior to the date such amalgamation or merger becomes effective (whether or not such Option would otherwise then have been fully exercisable) and the then prevailing subscription price of the shares or other obligations so covered shall be correspondingly adjusted if and to the extent that the Board of Directors considers it to be equitable and appropriate.

    14.3 Except as expressly provided in this section 14, the grant of any Option shall not in any way limit or affect the rights or powers of the Company, the Board of Directors or the shareholders of the Company to make any changes or deal in any manner with the authorized, issue or unissued shares or any other securities of the Company and no such change or dealing shall give any right or entitlement to the holder of any Option in respect or as a result thereof.

15. AMENDMENT AND TERMINATION OF THE PLAN

    15.1 Subject to applicable legislation, any required regulatory or shareholder approval and the rules of any stock exchange on which shares in the capital of the Company are listed, the Board of Directors may at any time terminate the Plan or make such amendments to the Plan as it shall deem advisable; provided, however, that, except as otherwise specifically provided by section 14 and subsection 7.5, no such termination or amendment shall adversely affect the rights of any Optionee under any Option previously granted except with the consent of such Optionee.


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    15.2 If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board of Directors shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

16. GENERAL REQUIREMENTS

    16.1 In the event that any grant of an Option under the Plan and/or any exercise of an Option granted under the Plan is, pursuant to applicable stock exchange or regulatory requirements, subject to the approval of any stock exchange, regulatory body or the shareholders of the Company, then such grant shall not be or be considered to be effective and/or such Option shall not be exercisable, as the case may be, until all such required approvals have been obtained.

    16.2 Each grant of an Option under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that any agreement, undertaking or other action or cooperation on the part of an Optionee, including with respect to a disposition of the Shares, is necessary or desirable as a condition of, or in connection with (i) the listing, registration or qualification of the Shares subject to the Plan upon any stock exchange or under the laws of any applicable jurisdiction, or (ii) obtaining a consent or approval of any governmental or other regulatory body, the exercise of such Option and the issue of Shares thereunder may be deferred in whole or in part by the Board of Directors until such time as the agreement, undertaking or other action or cooperation shall have been obtained in a form and on terms acceptable to the Board of Directors.

17. RIGHT TO OPTIONS

    Nothing contained herein or in any resolution previously or hereafter adopted by the Board of Directors shall vest the right in any person to receive any Option. No person shall acquire any of the rights of any Optionee unless and until a written Option agreement, in form satisfactory to the Board of Directs, has been duly executed and delivered by the Company and the Optionee.

18. WITHHOLDING

    Whenever the Company proposes or is required to issue or transfer Shares pursuant to an Option, the Company shall have the right to withhold from salary payments to be made to Optionees who are Employees or to require the recipient of such Shares to remit to the Company an amount sufficient to satisfy any federal, provincial, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, provincial, state and/or local withholding tax requirements.

19. DURATION OF THE PLAN

    Subject to the provisions of section 15 (Amendment and Termination of the Plan), the Plan shall remain in effect until all grants of Options under the Plan have been terminated pursuant to the provisions of the Plan or satisfied by the issuance of Shares or the payment of cash.

20. INTERPRETATION

    Any question relating to interpretation of the Plan or any Option shall be determined by the Board of Directors and such determination shall be final and binding upon all persons.



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